UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        September 17, 2019

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

3355 Las Vegas Boulevard South
Las Vegas,	Nevada	89109
(Address of principal executive offices)		(Zip Code)
(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

2019.09-5.02/8-K

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2019, the Board of Directors (the “Board”) of Las Vegas Sands Corp. (the “Company”) elected Xuan Yan as a new member of the Board, effective immediately. Mr. Yan has not been appointed to any committee of the Board at this time.

Mr. Yan is currently a senior executive with Microsoft Corporation in the Greater China Region and has previously held senior leadership positions in China with other global technology firms.

There are no arrangements between Mr. Yan and any other person pursuant to which Mr. Yan was selected as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Yan has a material interest subject to disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Yan will be compensated for his services as described in the Company's proxy statement for its 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 3, 2019 (the "2019 Proxy Statement"), under the heading "Director Compensation,” except that the current annual cash retainer is $150,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 18, 2019

LAS VEGAS SANDS CORP.
By:	/s/ Patrick Dumont
Name: Patrick Dumont Title: Executive Vice President and Chief Financial Officer

2019.09-5.02/8-K